SUBSIDIARIES



The following is a list of the Company's consolidated subsidiaries as of December 31, 1997:

                                                          Percent of
                                                       Voting Securites
Subsidiary              State of Organization                Owned
----------              ---------------------          ----------------

The Beard Company (1)       Oklahoma                       Registrant
Beard Oil Company           Delaware                          100%
Beard Oilfield Service
  and Supply Co. (2)        Oklahoma                          100%
Beard Technologies, Inc.    Oklahoma                          100%
BSK, Inc. (2)               Oklahoma                          100%
Carbonic Reserves (2)       Nevada                            100%
Carbonic Technology
  Services, Inc. (2)        Texas                             100%
Crescent Well Service,
  Inc. (2)                  Oklahoma                          100%
Horizontal Drilling
  Technologies, Inc.        Kansas                             80%
ISITOP, Inc.                Oklahoma                           80%
Reid Supply Company (2)     Nevada                            100%
The Oaks Venture, Inc. (2)  Oklahoma                          100%
Whitetail Services, Inc.    Delaware                           80%

______________

(1) The consolidated financial statements of the Company include accounts of Registrant and the subsidiaries controlled by the Registrant.

(2) Inactive subsidiary.

(3) Excludes 80%-owned Cibola Corporation. Registrant does not have financial control of this subsidiary.

(4) Excludes 80%-owned Interstate Travel Facilities, Inc. organized on February 9, 1998.